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                                                                    EXHIBIT 10.1

     This Agreement is made and entered into as of the 18th day of August, 2000, by and among S2 Systems, Inc., a Delaware corporation (the "COMPANY"), those individuals and entities listed on SCHEDULE 2.1 attached hereto ("PURCHASERS") and, for the limited purposes set forth in SECTION 5 and SECTION 6 hereof, Tula Holdings, LLC ("TULA"). Certain capitalized terms used in this Agreement are defined in SECTION 12.1.

     In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereby agree as follows:

SECTION 1. AUTHORIZATION OF CAPITAL STOCK.

     The Board of Directors of the Company (the "BOARD") has authorized the filing of the Second Restated Certificate of Incorporation which includes, among other things, the preferences and rights of the Series B Convertible Preferred Stock (the "CERTIFICATE") in the form of EXHIBIT A attached hereto, creating a new series of preferred stock consisting of 1,960,000 shares of Series B Convertible Preferred Stock, par value $.01 per share (the "SERIES B PREFERRED STOCK"). The terms, limitations and relative rights and preferences of the Series B Preferred Stock are set forth in the Certificate.

SECTION 2. PURCHASE AND SALE OF STOCK.

     2.1. PURCHASERS OF SERIES B PREFERRED STOCK. Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations set forth below, on the Closing Date (as defined below) the Company will sell to Purchasers, and Purchasers will purchase from the Company at a purchase price equal to $6.00 per share, 1,000,000 shares of Series B Preferred Stock for an aggregate purchase price of $6,000,000. Such sale and purchase shall be effected on the Closing Date by the Company executing and delivering to Purchasers, duly registered in Purchasers' name, duly executed stock certificates evidencing the Series B Preferred Stock to be purchased under this Agreement, against delivery at Closing by Purchasers to the Company of an aggregate of $6,000,000 payable by Purchasers. Each Purchaser will purchase the number of shares of Series B Preferred Stock set forth on SCHEDULE 2.1 beside such Purchaser's name. At Closing, each Purchaser will pay the amount set forth on SCHEDULE 2.1 beside such Purchaser's name by transfer of such amount to the account of the Company by wire transfer of immediately available funds. As soon as practicable following Closing, the Company will deliver to each Purchaser a certificate registered in the Purchaser's name evidencing the number of shares of Series B Preferred Stock set forth opposite the Purchaser's name on SCHEDULE 2.1 dated as of the Closing Date.

     2.2. CLOSING. The closing of the sale and purchase referred to in Section
2.1 (the "CLOSING") shall take place at 10:00 A.M., Central Standard time, on August 18, 2000 or such other date as Purchasers and the Company may mutually agree in writing (the "CLOSING DATE"), at the offices of S2 Systems, Inc., 4695 Preston Park Boulevard, 8th Floor, Plano, Texas 75093 or such other location as Purchasers and the Company shall mutually select.

     2.3. ADDITIONAL CLOSINGS. The Purchasers hereby acknowledge and agree that the Company may issue up to an additional 960,000 shares of Series B Preferred Stock at a per share purchase price of not less than $6.00 to other purchasers not a party to this Agreement, provided that the closing of the transactions contemplated by the agreement for sale occurs not later than 15 business days after the Closing Date. Any such purchaser shall become a party to this Agreement. The Company confirms to each Purchaser that the Company will not grant any purchaser of such additional shares of Series B Preferred Stock rights which are greater than or in any respect different from the rights granted to the Purchasers under this Agreement or the Certificate. As soon as practicable after 15 business days after the Closing Date, the Company agrees to take all reasonable action necessary to amend its certificate of incorporation to provide that the Company is authorized to issue only such number of shares of Series B Preferred Stock as have been purchased pursuant to this Agreement. The Purchasers hereby waive any preemptive rights they may have with respect to any issuance of Series B Preferred Stock in accordance with this SECTION 2.3.

SECTION 3. AMENDMENT TO SERIES B RIGHTS.

     3.1. AUTOMATIC AMENDMENT. Until March 31, 2001, if the Company issues equity securities pursuant to a subsequent round of preferred stock financing (the "SUBSEQUENT ROUND") with rights or preferences equal or superior to the rights or preferences of the Series B Preferred Stock, determined as set forth below, all of the

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rights under the Series B Preferred Stock shall, subject to the limitations set forth below, be amended to conform to the rights granted to the securities issued in the Subsequent Round (the "RIGHTS AMENDMENT"). Notwithstanding the preceding sentence, the Rights Amendment will not automatically occur unless holders of a majority of the Series B Preferred Stock determine, in their reasonable judgment that (i) at a minimum, each of the conversion, anti-dilution and liquidation rights and preferences of the Subsequent Round, measured independently of each other and all other rights, are equal or superior to each of such comparable rights of the Series B Preferred Stock, and (ii) all other material rights, including without limitation, dividend, registration, co-sale, drag along, first refusal and the restrictive covenants, are, when viewed as a whole, equal or superior to the rights of the Series B Preferred Stock. When making the determination of whether the rights and preferences of the securities issued in the Subsequent Round are equal or superior, the holders of the Series B Preferred Stock shall not consider or compare the redemption rights and preferences of the Series B Preferred Stock to those of the securities issued in the Subsequent Round.

     3.2. VOLUNTARY AMENDMENT. If the rights of the securities issued in the Subsequent Round are not equal or superior to the Series B Preferred Stock, as determined pursuant to the provisions of Section 3.1, the holders of a majority of the Series B Preferred Stock may nevertheless elect to effect the Rights Amendment in the same way as contemplated by the automatic amendment provisions above.

     3.3. DIVIDENDS. Subsequent to the effectiveness of the Rights Amendment, dividends, if any, applicable to the securities issued in the Subsequent Round shall be converted into a percentage amount and be applied to the Series B Preferred Stock commencing with the effective date of the filing of the certificate of incorporation relating to the Subsequent Round.

     3.4. AMENDMENT PROCEDURE.

     (a) Until the earlier to occur of March 31, 2001 or the closing of the Subsequent Round, if the Company makes an offering of a Subsequent Round, it shall notify the holders of the Series B Preferred Stock of the commencement of such offering and shall promptly provide the holders of the Series B Preferred Stock with the offering memorandum (if any) and other offering documents utilized for such offering. The Company shall notify the holders of the Series B Preferred Stock of the anticipated closing date of the Subsequent Round and give such holders at least 15 days written notice prior to the closing date of the Subsequent Round. At least 5 days prior to the closing date of the Subsequent Round the holders of a majority of the Series B Preferred Stock shall deliver written notice to the Company that, in their reasonable judgment, either (i) the rights of the securities to be issued in the Subsequent Round are equal or superior to those of the Series B Preferred Stock, or (ii) such rights are inferior. If the holders determine such rights are inferior, such holders shall deliver to the Company with such written notice a list all of the rights the holders deem to be inferior and provide a written explanation, in reasonable detail, setting forth the rationale for determining that such rights are inferior.

     (b) If the rights of the securities to be issued in the Subsequent Round are determined by a majority of the holders of the Series B Preferred Stock to be equal or superior, or if determined to be inferior but a majority of the holders of the Series B Preferred Stock elect to amend the rights of the Series B Preferred Stock under the voluntary amendment provisions set forth above, then all of the rights of the Series B Preferred Stock will be amended and evidenced in appropriate certificates, agreements, instruments or other documents so as to become as identical to the rights of the securities issued in the Subsequent Round as is practicable. The Rights Amendment will become effective upon the effectiveness of the certificate of incorporation respecting the securities issued in the Subsequent Round filed with the Secretary of State of the state of Delaware.

     (c) If the rights of the securities to be issued in the Subsequent Round are determined by a majority of the holders of the Series B Preferred Stock to be inferior to the rights of the Series B Preferred Stock and such holders notify the Company that they do not elect to invoke the voluntary amendment provisions set forth above, then the rights of the Series B Preferred Stock will remain in full force and effect and shall be set forth in full without amendment in the Certificate. Notwithstanding the preceding sentence, if the Company disagrees with the determination by the majority of the Series B Preferred Stock regarding the inferiority of the rights of the securities to be issued in the Subsequent Round, then the Company and a majority of the holders of the Series B Preferred Stock shall select a mutually agreeable third party to make an independent determination, at the Company's expense, as to whether the rights of the securities to be issued in the Subsequent Round are equal or superior to those of the Series B Preferred Stock. The independent third party shall use the criteria set forth in SECTION 3.1 to make its determination. The determination of the third party shall be binding upon the parties hereto and, if such third party determines that the rights of the securities to be issued in the Subsequent Round are equal or superior, then the Rights Amendment shall be effectuated and the rights of the Series B Preferred


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Stock shall be amended as set forth above. If such third party determines that the rights are inferior, then the rights of the Series B Preferred Stock shall remain unchanged.

     3.5. FURTHER ACTIONS. The parties hereto agree to take all actions and execute all documents that may be necessary or desirable to consummate the Rights Amendment.

SECTION 4. VOTING.

    4.1. VOTING AS A GROUP. Subsequent to the effectiveness of the Rights Amendment, if any item is put to a vote which may or is required to be made separately by each series or class of equity securities, to the extent permitted by applicable law, the Series B Preferred Stock shall vote with and be considered a part of the series or class of securities issued in the Subsequent Round. The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by applicable law, the Company's certificate of incorporation and the Company's bylaws.

     4.2. VOTING AS A SERIES.

     (a) If, subsequent to the effectiveness of the Rights Amendment, the holders of the Series B Preferred Stock are required by law to vote on any matter as a separate class or series of securities, such holders agree that the Company shall exercise the proxies granted the Company in SECTION 4.2(b) below to vote the shares of Series B Preferred Stock in favor of the item put to a vote in the same ratio as the holders of the series or class of securities issued in the Subsequent Round, as adjusted and determined as follows:

        (i) for purposes of determining the total number of votes to be used in the denominator, the number of votes represented by the voting rights of the Series B Preferred Stock shall be added to the number of votes represented by the voting rights of the series or class of securities issued in the Subsequent Round, which votes were actually cast in the vote taken by the holders of the securities issued in the Subsequent Round;

        (ii) the numerator shall equal the number of votes actually cast by the holders of the securities issued in the Subsequent Round in favor of the item plus the number of votes represented by the voting rights of the Series B Preferred Stock that the holders of the Series B Preferred Stock have determined to vote in favor of the item; and

        (iii) the numerator determined pursuant to subsection (ii) above shall be divided by the denominator determined pursuant to subsection (i) above to determine the ratio in which the shares of Series B Preferred Stock must be voted in favor of the item submitted to a vote of the holders of the Series B Preferred Stock.

     (b) The Purchasers and any Permitted Transferees hereby constitute and appoint the Company as the Purchasers' and any Permitted Transferees' true and lawful proxy, agent, and attorney-in-fact, with full power of substitution to vote the shares of Series B Preferred Stock, solely in the event that the holders of the Series B Preferred Stock are required by law to vote on any matter as a separate class or series of securities subsequent to the effectiveness of the Rights Amendment, pursuant to the provisions contained in this SECTION 4. The Purchasers and any Permitted Transferees acknowledge that such proxies shall be deemed coupled with an interest and are irrevocable for so long as any shares of the Series B Preferred Stock remain outstanding. Except as set forth in this SECTION 4, no proxy shall be deemed to be given by the holders of the Series B Preferred Stock by virtue of this Agreement.

    4.3. LEGEND. Concurrently with the execution of this Agreement, there shall be imprinted or otherwise placed on certificates representing the shares of the Series B Preferred Stock the restrictive legend (the "LEGEND") set forth in
SECTION 11.3(c) of this Agreement. The Company agrees that during the term of this Agreement (i) it will not remove the Legend, and will not permit such Legend to be removed (upon registration of transfer, reissuance or otherwise), from any such certificate and (ii) it will place the Legend on any new certificate issued to represent the shares of Series B Preferred Stock theretofore represented by a certificate carrying the Legend.

     4.4. BINDING ON SUCCESSORS. The provisions of this SECTION 4 shall be binding upon the successors in interest to any of the shares of Series B Preferred Stock. The Company shall not permit the transfer of any of the shares of Series B Preferred Stock on its books or issue a new certificate representing any of the shares of Series B Preferred Stock unless and until the person to whom such security is to be transferred shall have executed a written agreement pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were a Purchaser.



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     4.5. SPECIFIC PERFORMANCE. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this SECTION 4 of the Agreement and agree that the terms of this SECTION 4 of the Agreement shall be specifically enforceable. If a party hereto or their heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

SECTION 5. REGISTRATION RIGHTS.

     If and to the extent the holders of shares of Series A Preferred Stock of the Company receive registration rights with respect to their shares of Common Stock of the Company, the holders of the Series B Preferred Stock shall be granted piggyback registration rights with respect to the shares of Common Stock of the Company into which the Series B Preferred Stock is convertible if the Corporation registers for sale under the Act, some or all of the shares of its Common Stock held by the holders of the Series A Preferred Stock pursuant to the registration rights granted the holders of the shares of Series A Preferred Stock. The amount of shares of Common Stock which may be registered on behalf of the holders of Series B Preferred Stock relative to the total amount of shares of Common Stock determined on a fully converted basis held by such holders shall be in the same proportion as the amount of shares of Common Stock determined on a fully converted basis registered on behalf of the holders of Series A Preferred Stock bears to the total amount of Common Stock determined on a fully converted basis held by the holders of the Series A Preferred Stock. Any underwriter cutback shall be applied to maintain the proportion set forth in the previous sentence.

SECTION 6. TRANSFER RESTRICTIONS.

     6.1. GENERAL PROHIBITION ON TRANSFERS; PERMITTED TRANSFERS.

        (a) Except as otherwise permitted hereby, each Purchaser shall not directly or indirectly sell, assign, pledge or encumber or otherwise transfer to any person (a "TRANSFEREE") any shares of Series B Preferred Stock (or any shares of Common Stock received on conversion of the shares of Series B Preferred Stock) (the "STOCK") unless such Purchaser has complied with all of the terms of this Agreement. Any purported sale, assignment, pledge, encumbrance or other transfer in violation of any provision of this Agreement shall be null and void and shall not operate to transfer any interest or title to the purported Transferee.

        (b) The restrictions contained in this Agreement with respect to transfers by each Purchaser of shares of Stock shall not apply to: (i) a transfer to an Affiliate of the Purchaser; and (ii) any transfer of Stock by the Purchaser (A) pursuant to a merger or consolidation of the Purchaser with or into another corporation or corporations, (B) pursuant to the winding up and dissolution of the Purchaser, or (C) in, and pursuant to, the Initial Public Offering (as defined in the Certificate); provided, however, that in clause (i), each transferee shall, as a condition precedent to such transfer, agree in writing to be bound by the provisions of this Agreement, and shall have all of the rights and obligations of the Purchaser hereunder; provided, further, that in each of the cases of (A) and (B) of clause (ii) hereon, the Purchaser's shareholders of record as constituted immediately prior to such event will, immediately after such event, hold less than a majority of the voting power of the surviving or acquiring entity.

        (c) Under no circumstances will any Purchaser be permitted to sell shares of Stock to any competitor of the Company or to any entity that owns in excess of 5% of the equity of a competitor of the Company.

     6.2. RIGHT OF FIRST REFUSAL.

     (a) Except as otherwise permitted in SECTION 6.1(b), transfers of share of Stock by each Purchaser shall not be permitted unless a Purchaser has complied with this SECTION 6.2. If the Purchaser (the "PROPOSED SELLER") intends to sell any of its shares of Stock pursuant to a bona-fide offer from an unaffiliated third party (the "PROPOSED TRANSFEREE"), it shall give written notice (the "SELLER'S NOTICE") to the Company and each of the holders of shares of Series A Preferred Stock (collectively, the "HOLDERS") stating that the Proposed Seller intends to make such a sale or transfer, identifying the Proposed Transferee, specifying the number of shares of Stock proposed to be purchased or acquired pursuant to the offer (the "FIRST REFUSAL SHARES"), and specifying the per share purchase price that the Proposed Transferee has offered to pay for the First Refusal Shares (the "SALE PRICE"). Such Seller's Notice shall constitute an irrevocable offer to sell such First Refusal Shares. A


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copy of the offer, if available, and a statement of the number of shares held by each of the Holders shall be attached to the Seller's Notice.

        (1) Upon receipt of the Seller's Notice, the Company shall have the exclusive option to purchase, upon delivery to the Proposed Seller within ten days of its receipt of the Seller's Notice, all or any portion of the First Refusal Shares. The Company shall deliver a notice (the "COMPANY NOTICE") to the Proposed Seller and each of the Holders of its election to purchase or not to purchase such First Refusal Shares within such ten-day period, together with payment to the Proposed Seller of the Sale Price for such First Refusal Shares. If the Company fails to deliver the Company Notice within such ten-day period, the Company will be deemed to have elected not to purchase such First Refusal Shares. To the extent that the Company does not elect to purchase all of the First Refusal Shares, the Holders shall have the irrevocable and exclusive option to purchase all, but not less than all, of the remaining First Refusal Shares at the Sale Price. Each Holder, upon delivery to the Proposed Seller within twenty days of its receipt of the Company's Notice, shall have the option to purchase up to that number of the remaining First Refusal Shares equal to the product of (A) the number of remaining First Refusal Shares multiplied by (B) a fraction, the numerator of which shall be the number of shares of Common Stock owned by such Holder (assuming full conversion and exercise of all convertible and exercisable securities into Common Stock) and the denominator of which shall be the number of shares of Common Stock owned by all of the Holders (assuming full conversion and exercise of all convertible and exercisable securities into Common Stock) (the "PROPORTIONATE SHARE"). Each Holder shall deliver to the Proposed Seller a written notice within such twenty-day period stating whether it elects to exercise its option under this SECTION 6.2(b) and the maximum number of shares (up to all of such Holder's Proportionate Share) that it is willing to purchase. Such notice shall constitute an irrevocable commitment to purchase such shares. If the Holders do not purchase all of the remaining First Refusal Shares, the Company shall have no right to purchase less than all of the First Refusal Shares.

        (2) If a Holder does not elect to purchase its full Proportionate Share, the Proposed Seller shall deliver another written notice to each Holder that has elected to purchase its full Proportionate Share (a "FULLY EXERCISING HOLDER") stating the number of unpurchased shares. Each Fully Exercising Holder shall be entitled, by delivering written notice to the Proposed Seller within five days following the delivery of such notice, to purchase up to all of the remaining shares at the Sale Price. In the event of an oversubscription, the oversubscribed amount shall be allocated among such Fully Exercising Holders pro-rata based on the number of shares of Common Stock owned by each of them (assuming full conversion and exercise of all convertible and exercisable securities into Common Stock). The delivery of the notice of election under this paragraph shall constitute an irrevocable commitment to purchase such shares.

        (3) Each Holder shall be entitled to assign its rights under this
SECTION 6.2 to any of its Affiliates.

        (4) If all of the First Refusal Shares are not elected to be purchased pursuant to this SECTION 6.2, then, the Proposed Seller shall be free, for a period of 90 days from the date of the Seller's Notice, to sell the First Refusal Shares to the Proposed Transferee, at a price equal to or greater than the Sale Price and upon terms no more favorable to the Proposed Transferee than those specified in the Seller's Notice. Any transfer of the remaining First Refusal Shares by the Proposed Seller after the end of such 90-day period or any change in the terms of the sale set forth in the Seller's Notice that are more favorable to the Proposed Transferee shall require the delivery of a new notice of intent to transfer to the Company and each of the Holders and shall give rise anew to the rights provided in the preceding paragraphs of ARTICLE 6.

     (b) If the Company or the Holders elect to purchase all of the First Refusal Shares mentioned in the Seller's Notice, the Company or such Holder shall have the right to purchase the First Refusal Shares for cash consideration whether or not part or all of the consideration specified in the Seller's Notice is other than cash. If part or all of the consideration to be paid for the First Refusal Shares as stated in the Seller's Notice is other than cash, the price stated in such Seller's Notice shall be deemed to be the sum of the cash consideration, if any, specified in such Seller's Notice, plus the fair market value of the non-cash consideration. The fair market value of the non-cash consideration shall be determined by agreement of the Company and the Proposed Seller. If such persons are unable to agree on a fair market value, the Company and the Proposed Seller shall select a mutually agreeable third party to make an independent determination, and its judgment as to the fair market value of such non-cash consideration shall be binding upon the Proposed Seller, the Company and the Holders.


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     6.3. DRAG-ALONG RIGHTS.

     (a) At any time after the Closing Date, the parties agree that in the event holders of at least 50% of the Company's outstanding shares of capital stock determined on a fully converted basis (the "DESIGNATED HOLDERS") shall at any time propose to sell a minimum of 50% of the shares of capital stock in the Company determined on a fully converted basis (collectively, the "EQUITY SECURITIES"), owned by such Designated Holders, whether by sale, merger, consolidation or otherwise, to an unaffiliated third party or group of unaffiliated third parties for cash, cash equivalents or marketable securities in a privately negotiated transaction, then the Designated Holders shall have the right to require all of the Purchasers to participate in such transfer, and such Purchasers shall be obligated to participate in the transfer with respect to all of their capital stock in the Company, at the same consideration per share, based upon the number of shares of Common Stock into which each series of Preferred Stock may be converted, and on the same terms and conditions as the Designated Holders.

     (b) If the Designated Holders elect to exercise their drag-along rights under this Section 6.3, they shall do so by delivering a written notice of such proposed transfer (a "DRAG-ALONG NOTICE") to each Purchaser no later than 30 days prior to the proposed closing thereof. Such notice shall make reference to the obligations of the Purchasers hereunder and shall describe in reasonable detail (i) the Equity Securities to be transferred by the Designated Holders,
(ii) the percentage ownership of Equity Securities then outstanding owned by the Designated Holders, (iii) the person to whom such Equity Securities are proposed to be transferred, (iv) the terms and conditions of the transfer, including the consideration to be paid therefor and (v) the proposed date and location of the closing of the transfer.

     (c) Each Purchaser participating in the transfer shall execute and deliver such agreement, instruments and certificates as may be reasonably requested by the proposed purchaser. At the closing of the transfer described in the Drag-Along Notice, and pursuant to the terms and conditions thereof, each Purchaser shall thereupon deliver at such closing the certificate or certificates representing all of the Equity Securities held by it, duly endorsed for transfer, and shall receive the net proceeds (after deduction of transfer taxes and fees and other expenses directly attributable to the sale of such Equity Securities by the Purchasers) allocable to the transfer thereof.

     6.4. TAG-ALONG RIGHTS.

     (a) At any time after the Closing Date, the parties agree that in the event Designated Holders shall at any time propose to sell a minimum of 50% of the Equity Securities, owned by such Designated Holders, whether by sale, merger, consolidation or otherwise, to an unaffiliated third party or group of unaffiliated third parties for cash, cash equivalents or marketable securities in a privately negotiated transaction, then the Purchasers shall have the right to participate in such transfer with respect to all of their capital stock in the Company, at the same consideration per share, based upon the number of shares of Common Stock into which each series of Preferred Stock may be converted, and on the same terms and conditions as the Designated Holders. If the Designated Holders elect to sell a minimum of 50% of their Equity Securities, they shall deliver a written notice of such proposed transfer (a "TAG-ALONG NOTICE") to each Purchaser no later than 30 days prior to the proposed closing thereof. Such notice shall make reference to the rights of the Purchasers hereunder and shall describe in reasonable detail (i) the Equity Securities to be transferred by the Designated Holders, (ii) the percentage ownership of Equity Securities then outstanding owned by the Designated Holders,
(iii) the person to whom such Equity Securities are proposed to be transferred,
(iv) the terms and conditions of the transfer, including the consideration to be paid therefor and (v) the proposed date and location of the closing of the transfer.

     (b) If the Purchasers elect to exercise their tag-along rights under this
Section 6.4, they shall do so by delivering a written notice of such election (a "TAG-ALONG EXERCISE NOTICE") to each Designated Holder no later than 15 days prior to the proposed closing thereof. Such notice shall make reference to the rights of the Purchasers hereunder and shall describe in reasonable detail (i) the Equity Securities to be transferred by the Purchasers and (ii) the percentage ownership of Equity Securities then outstanding owned by the Purchasers. To the extent one or more of the Purchasers exercises such right of participation in accordance with the terms and conditions set forth in this
Section 6.4, the number of shares of Stock that the Designated Holders may sell to the proposed transferee shall be correspondingly reduced. Each of the Purchasers may elect to sell all or any part of that number of shares of Stock of the Company held by such Purchaser equal to the product obtained by multiplying (i) the aggregate number of shares to be sold in the proposed sale by (ii) a fraction the numerator of which is the number of shares of Common Stock at the time owned by such Purchaser (assuming full conversion and exercise of all convertible and exercisable securities into Common Stock) and the denominator of which is



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

the combined number of shares of Common Stock at the time owned by the Designated Holders and all of the Purchasers electing to sell hereunder (assuming full conversion and exercise of all convertible and exercisable securities into Common Stock). If a Purchaser does not elect to exercise its tag-along rights under this Section 6.4, the other Purchasers exercising their tag-along rights shall be entitled to sell, in addition to the number of shares determined above, the number of shares of Stock as the non-exercising Purchasers could have sold on the exercise of their tag-along rights, apportioned among the exercising Purchasers pro rata according to the number of shares of Common Stock at the time owned by such exercising Purchaser (assuming full conversion and exercise of all convertible and exercisable securities into Common Stock).

     (c) Each Purchaser participating in the transfer shall execute and deliver such agreement, instruments and certificates as may be reasonably requested by the proposed purchaser. At the closing of the transfer described in the Tag-Along Notice, and pursuant to the terms and conditions thereof, each Purchaser shall thereupon deliver at such closing the certificate or certificates representing all of the Equity Securities held by it, duly endorsed for transfer, and shall receive the net proceeds (after deduction of transfer taxes and fees and other expenses directly attributable to the sale of such Equity Securities by the Purchasers) allocable to the transfer thereof.

     6.5. LEGEND ON THE SHAREHOLDERS' STOCK. Each certificate representing shares of Series B Preferred Stock now or hereafter owned by each Purchaser or its permitted Transferees pursuant to clauses (i) through (ii) of Section 6.1(b) shall be endorsed with the restrictive legend set forth in Section 11.3(b).

SECTION 7. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to Purchasers that:

     7.1. ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power, authority and qualifications and has all necessary governmental approvals, licenses, permits and authorizations to own its properties and to carry on its business as now conducted, except where the failure to have any such approval, license, permit or authorization could not reasonably be expected to have a material adverse effect on the business or financial position of the Company (a "MATERIAL ADVERSE EFFECT").

     7.2. SUBSIDIARIES. The Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation nor does it have any direct or indirect ownership interest in any business except those set forth on
Schedule 7.2. The Company is not a participant in any joint venture or partnership.

     7.3. CAPITAL STOCK.

     (a) On the date hereof, the capitalization of the Company is as set forth on Schedule 7.3(a). On the Closing Date, after giving effect to the transactions contemplated hereby, the capitalization of the Company will be as set forth on
Schedule 7.3(a).

     (b) Pursuant to the Company's Stock Option Plan (the "Stock Option Plan"), there are 1,205,000 shares Common Stock reserved for issuance upon the exercise of stock options. As of the date of this Agreement, there are outstanding stock options to purchase an aggregate of 759,000 shares of Common Stock. The Board has authorized the issuance to non-management Board members a total of 125,000 non-qualified stock options, effective July 26, 2000.

     (c) Schedule 7.3(c) sets forth a complete list of the holders of the Company's outstanding capital stock and warrants to purchase capital stock as of the date of this Agreement and prior to the transactions contemplated by this Agreement.

     (d) Except as contemplated by the Company's Restated Certificate of Incorporation dated April 7, 1999, as amended September 30, 1999 (the "PRESENT CERTIFICATE"), there is no agreement, restriction or encumbrance (including, without limitation, any right of first refusal, right of first offer or voting trust agreement) with respect to the sale or voting of any shares of the Company's capital stock (whether outstanding or issuable upon conversion or exercise of outstanding securities).

     (e) The Company has received a certificate executed by the holders of the Series A Preferred Stock of the Company certifying that such holders have elected not to exercise any rights of first refusal granted such holders in the Company's Present Certificate in connection with the issue of the Series B Preferred Stock pursuant to this Agreement.

     (f) The "Series A Conversion Price" (as defined in the Certificate) is $2.265 per share as of the date of this Agreement and the Series A Conversion Price will be $2.265 per share immediately after the Closing Date.

     7.4. AUTHORIZATION.

     (a) The Board and stockholders of the Company have authorized, where required by the Present Certificate or by law, the execution, delivery and performance of this Agreement and each of the transactions contemplated hereby, including the execution and filing of the Certificate, the issuance and delivery of the shares of Series B Preferred Stock in accordance with this Agreement and the Rights Amendment contemplated by Section 3 of this Agreement. Except for the action by the Board described in the preceding sentence and the stockholder action contemplated by Section 7.4, no other corporate action is necessary to authorize the performance by the Company of its obligations under this Agreement.

     (b) This Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and (ii) general principles of equity that restrict the availability of equitable remedies.

     7.5. VALID ISSUANCE; NO BROKER.

     (a) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in the Present Certificate or pursuant to the Stock Option Plan, there are no shares of capital stock issuable upon conversion of any security of the Company nor are there any rights, options or warrants outstanding or other agreements to acquire shares of capital stock nor is the Company contractually obligated to purchase, redeem or otherwise acquire any of its outstanding shares of capital stock. Except as contemplated in the Present Certificate, the Certificate or this Agreement, no stockholder of the Company is entitled to any preemptive rights, rights of first refusal, or redemption rights.

     (b) Upon issuance, sale and delivery of the Series B Preferred Stock as contemplated by this Agreement and in accordance with the Certificate, the shares of Series B Preferred Stock to be sold to Purchasers under this Agreement will be duly authorized, validly issued, fully paid and nonassessable and will be free of preemptive rights.

     (c) All corporate action on the part of the Company, its officers, directors and stockholders necessary for the sale and issuance of the Series B Preferred Stock and the performance by the Company of its obligations under this Agreement has been taken or will be taken prior to the Closing. The Company has or will have prior to the Closing duly reserved an aggregate of not less than 1,960,000 shares of Common Stock for issuance upon conversion of the Series B Preferred Stock.

     (d) The sale of shares of the Series B Preferred Stock hereby is not being made through a broker or agent and no commissions or brokerage fees will be payable by the Company or the Purchasers as a result of the sale of shares hereby.

     7.6. NO CONSENTS REQUIRED; NO VIOLATION OF LAWS. The nature of the business that the Company conducts, any relationship between the Company and any other Person, and the creation, authorization, issuance, offer or sale of the Series B Preferred Stock or the Rights Amendment as contemplated by this Agreement, do not require a consent, approval or authorization of, or filing, registration or qualification with, any Person or any governmental authority on the part of the Company, except for state corporate and state and Federal securities law filings and except as set forth in the Present Certificate and except for consents, approvals, authorizations, filings, registrations or qualifications which would not have a Material Adverse Effect. No vote, consent or approval of the holders of any security of the Company is required as a condition to the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby including the authorization, issuance, offer and sale of the Series B Preferred Stock and the Rights Amendment, except for the consent of the holders of (i) a majority of the outstanding shares of Common Stock of the Company, and
(ii) 67% of the Series A Convertible Preferred Stock, each voting as a separate class, on the transactions contemplated by this Agreement.

     7.7. QUALIFICATION TO DO BUSINESS. The Company is qualified, licensed and authorized to do business as a foreign corporation in each jurisdiction in which it owns or leases any material property or in which the conduct of its business requires it to so qualify or be so licensed, and such jurisdictions constitute the only jurisdictions in which the conduct of the Company's business or the nature of the property owned or leased by it require it to qualify to do business as a foreign corporation, except where the failure to so qualify would not have a Material Adverse Effect.

     7.8. ABSENCE OF DEFAULTS, CONFLICTS, ETC. The execution and delivery of this Agreement, the authorization, issuance, offer and sale of the Series B Preferred Stock contemplated by this Agreement, the adoption by the Company of the Certificate and the fulfillment of the terms of such documents by the Company does not (A) result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or permit the acceleration of rights under or termination of, any material indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, instrument or other agreement of the Company, or (B) violate the Present Certificate or Bylaws of the Company, or any rule, regulation, writ, injunction, judgment, decree, award or other action of any court or Federal or state or other regulatory board or body or administrative agency having jurisdiction over the Company or over its properties or businesses. No event has occurred and no condition exists which, upon notice or the passage of time, or both, would constitute a default under any such agreements and instruments or in any such license, permit, rule, regulation, order or authorization to which the Company is a party or by which it may be bound.

     7.9. DISCLOSURE MATERIALS, FINANCIAL STATEMENTS, MATERIAL LIABILITIES.

     (a) The Company has previously delivered to Purchasers certain materials containing audited financial statements of the Company for the fiscal year ended March 31, 2000 and unaudited financial statements for the quarter ended June 30, 2000 (the "FINANCIAL STATEMENTS"). Such Financial Statements, including the notes thereto (if any), have been prepared from the books and records of the Company, are true and correct and present fairly the financial position and the results of operations and cash flows of the Company as at and for the periods indicated, in each case, except that the unaudited financial statements do not contain footnotes, in conformity with generally accepted accounting principles ("GAAP") consistently applied. The portions of the materials containing financial projections and other forward-looking statements were prepared by the Company in good faith based upon assumptions which the Company believes to be reasonable in light of facts known to the Company.

     (b) Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, absolute or contingent, except (i) obligations and liabilities incurred in the ordinary course of business since the respective dates of such statements, or (ii) obligations which are not required by GAAP to be reflected in the Financial Statements or such interim statements.

     7.10. SECURITY INTERESTS. SCHEDULE 7.10 hereto sets forth (i) any material lien, charge, security interest or encumbrance with respect to any of the Company's indebtedness and (ii) a brief description of each instrument or agreement governing such indebtedness. The Company has provided the Purchaser with a complete and correct copy of each such instrument or agreement (including all amendments, supplements or modifications thereto). No default exists with respect to or under any such indebtedness or any instrument or agreement relating thereto which default would reasonably be expected to have a material adverse effect on the Company.

     7.11. ABSENCE OF CERTAIN DEVELOPMENTS. Other than as set forth on SCHEDULE 7.11, since June 30, 2000, there has been no (i) material adverse change in the condition, financial or otherwise, of the Company or in its assets, liabilities, properties or business, taken as a whole, (ii) declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company or redemption of any share of capital stock of the Company, (iii) material loss, destruction or damage to any property of the Company, whether or not insured, (iv) acceleration or prepayment of any indebtedness for a material amount of borrowed money or the refunding of any such indebtedness, (v) labor trouble involving the Company or any material change in its personnel or the terms and conditions of employment, (vi) waiver of any valuable right which could reasonably be expected to have a material adverse effect on the business or financial position of the Company, (vii) material loan or extension of credit by the Company to any officer or employee of the Company (other than reasonable travel advances) or (viii) acquisition or disposition of any material assets (or any contract or arrangement therefor) otherwise than for fair value in the ordinary course of business, or any other transaction by the Company otherwise than for fair value in the ordinary course of business.

     7.12. CONTRACTS, AGREEMENTS. All material contracts, agreements and understandings are in full force and effect and neither the Company nor any other party thereto has received any notice of default or is in default, and no condition now exists which, with notice or the lapse of time or both, would render the Company or, to the knowledge of the Company, any other party, in default under any material contracts, understandings or agreements to which the Company is or may be a party. There are no disputes or proceedings relating to any such material contract, understanding or agreement and the Company has not received any notice or indication that any party to any such material contract, understanding or agreement intends to cancel or terminate such contract, understanding or agreement or intends to exercise or not exercise any options under such material contract, understanding or agreement.

    7.13. COMPLIANCE WITH LAW. The Company has not been notified of any material violation of any laws, ordinances, governmental rules or regulations to which it is subject, including without limitation laws or regulations relating to the environment or to occupational health and safety, and to its knowledge no material expenditures are or will be required in order to cause its current operations or properties to comply with any such law, ordinances, governmental rules or regulations.

     7.14. PENDING ACTIONS. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company threatened, against the Company or any of its properties or assets by or before any court, arbitrator or governmental authority which questions the validity of the Present Certificate, the Agreement or the Certificate, or any action taken or to be taken pursuant hereto or thereto, or which could reasonably be expected to have a Material Adverse Effect, and the Company is not in default with respect to any judgment, order, writ, injunction, decree or award applicable to it or its business or properties.

     7.15. TAX MATTERS. The Company has completed and duly filed all Federal, state, county and local tax returns required to have been filed by it and all taxes which are shown on such returns have been paid (other than taxes contested in good faith by appropriate proceeding). There are in effect no waivers of applicable statutes of limitations with respect to taxes for any year. No tax returns have been audited by taxing authorities.

     7.16. EMPLOYEES. Other than as set forth on SCHEDULE 7.16, the Company does not have any employment contract with any of its employees (other than severance or employment agreements terminable by the Company without premium or penalty on notice of 30 days or less), or any collective bargaining agreements covering any of its employees, nor has the Company been subject to any labor organization activity. There are no material controversies or labor troubles pending or, to the knowledge of the Company threatened, between the Company and any of its employees. The Company has complied in all material respects with all applicable federal and state laws and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours and other laws related to employment. No key employee or consultant of the Company has within the prior three months given any written notice to the Company that he or she intends to leave the employ of the Company and, during such period, no such employee or consultant has been terminated.

     7.17. EMPLOYEE BENEFIT PLANS. Other than as set forth in SCHEDULE 7.17, the Company has not established, sponsored, maintained, made any contributions to or been obligated by law to establish, maintain, sponsor or make any contributions to any "employee pension benefit plan" or "employee welfare benefit plan" (as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including, without limitation, any "multi-employer plan." Any such plans have been established and are being operated in compliance with ERISA, and there exist no unfunded obligations of the Company with respect to any such plan, except as could not reasonably be expected to have a Material Adverse Effect. The Company has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes, and with ERISA except to the extent that noncompliance would not reasonably be expected to have a material adverse effect on the Company, and the Company is not aware of any pending or threatened claim against the Company with respect to the foregoing.

     7.18. INTELLECTUAL PROPERTY RIGHTS.

     (a) The Company owns, free and clear of all encumbrances, restrictions, liens, security interests and charges, and has good and marketable title to, or holds adequate licenses or otherwise possesses all such rights (or such rights are in the public domain) as are necessary to use all patents (and applications therefor), patent disclosures, trademarks, service marks, trade names, copyrights (and applications therefor), inventions, discoveries, processes, know-how, scientific, technical, engineering and marketing data, software code, formulae and techniques used or proposed to be used, in or necessary for the conduct of its business as now conducted or as proposed to be conducted, except where the failure to have such rights would not have a Material Adverse Effect.

     (b) The Company has not received written notice of any conflict or alleged conflict with the rights of others pertaining to any of its tangible and intangible assets. To the Company's knowledge, the Company's business, as presently conducted, does not infringe upon or violate any intellectual property rights or trade secrets of others in any material respect. To the Company's knowledge, the Company has the right to use, free and clear of any rights or claims of others, all intellectual property and trade secrets, processes, customer lists and other rights to the extent reasonably necessary for the conduct of the Company's business as presently conducted.

     (c) The Company is not currently obligated or under any existing liability to make royalty or other payments to any owner of, licensor of, or other claimant to, any patent, trademark, service name, trade name, copyright, or other intangible asset, with respect to the use thereof or in connection with the conduct of its business as now conducted, except where the failure to make any such payments would not have a material adverse effect on the business or financial position of the Company. To the Company's knowledge, no employee of the Company is subject to any employment agreement or proprietary information agreement which he or she had with a previous employer or any intellectual property policy of such employer, which affects the rights of the Company to use the technologies, patents, trademarks, trade secrets, service names, trade names, copyrights, licenses and the like currently employed by the Company, or is a party to or threatened by any litigation concerning any patents, trademarks, trade secrets, service names, trade names, copyrights, licenses and the like.

     7.19. TITLE TO TANGIBLE ASSETS; LEASEHOLD INTERESTS. Other than as set forth in SCHEDULE 7.10, the Company has good and marketable title to its tangible properties and assets and good title to all its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than, or resulting from, taxes which have not yet become delinquent and minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company. The Company does not own any real property. Certain real property used by the Company in the conduct of its business is held under lease, and the Company is not aware of any pending or threatened claim or action by any lessor of any such property to terminate or materially alter any such lease. Each lease or agreement to which the Company is a party and pursuant to which the Company holds properties and assets is a valid and subsisting agreement without any material default of the Company thereunder and, to the best of the Company's knowledge, without any material default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or, to the best of the Company's knowledge, by any party thereto, except for such defaults that would not individually or in the aggregate have a Material Adverse Effect. The Company's possession of such property has not been disturbed and, to the best of the Company's knowledge, no claim adverse to its rights in such leasehold interests has been asserted against it.

     7.20. INSURANCE. The Company holds valid policies with reputable insurers covering insurance in the amounts and type that the Company reasonably believes is appropriate and customary for entities in the same or similar businesses to that of the Company or that are otherwise required to be maintained by it and with such deductibles or coinsurance as is customary, and such policies are in full force and effect. The Company has timely filed claims with its insurers with respect to all material matters and occurrences for which it believes it has coverage. No notice of any termination or threatened termination of any of such policies has been received by the Company and such policies are in full force and effect.

     7.21. TRANSACTIONS WITH RELATED PARTIES. Except as disclosed on SCHEDULE 7.21, the Company is not a party to any agreement in excess of $100,000 with any of its officers, stockholders or directors or any Affiliate of any of the foregoing under which it: (i) leases any real or personal property (either to or from such person), (ii) has incurred any debt for borrowed money or under which it has lent money (other than routine travel advances), (iii) licenses technology (either to or from such person), (iv) is obligated to purchase any tangible or intangible asset from or sell such asset to such person, or (v) purchases products or services from such person.

     7.22. INTEREST IN COMPETITORS. Neither the Company nor to its knowledge any of its officers, has any interest, either by way of contract or by way of investment (other than as holder of not more than 5% of the outstanding capital stock of a publicly traded Person) or otherwise, directly or indirectly, in any Person other than the Company that (i) provides any services or designs, produces or sells any product or product lines or engages in any activity similar to or competitive with any activity currently conducted or proposed to be conducted by the Company or (ii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company.

     7.23. REGISTRATION RIGHTS. Except for the contingent piggyback rights set forth in this Agreement, the Company is not under any obligation to register any of its securities under the Act.

     7.24. DISCLOSURE MATERIALS. The due diligence materials submitted to Purchasers, when taken together with this Agreement and the Schedules hereto, do not contain an untrue statement of a material fact or omit a material fact necessary to make the statements contained therein not misleading. Any disclosure on any Schedule attached hereto shall be deemed to constitute a disclosure on all other Schedules to the extent applicable, unless such disclosure could not reasonably be included on other Schedules from the context of the disclosure.

     7.25. USE OF PROCEEDS. The net proceeds received by the Company from the sale of shares of Series B Preferred Stock pursuant to this Agreement will be used by the Company for general corporate purposes.

SECTION 8. REPRESENTATIONS AND WARRANTIES OF PURCHASERS.

Each Purchaser represents and warrants, severally and jointly, to the Company that:

     8.1. AUTHORIZATION. The Purchaser has all requisite power, authority and legal right to execute, deliver, enter into, consummate and perform this Agreement. This Agreement constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Purchaser and all consents of any third parties that may be required to be obtained by Purchaser for the consummation of the transactions contemplated by this Agreement have been obtained.

     8.2. INVESTMENT FOR OWN ACCOUNT. Purchaser is acquiring the Series B Preferred Stock purchased under this Agreement (and will acquire the Common Stock upon conversion of the Series B Preferred Stock) for its own account for investment and not with a view towards the resale, transfer or distribution thereof. Such Purchaser has no present intention of distributing such Series B Preferred Stock (or the shares of the Common Stock acquired upon conversion of the Series B Preferred Stock). No other Person has any right with respect to or interest in the Series B Preferred Stock to be purchased by Purchaser, nor has Purchaser agreed to give any Person any such interest or right in the future.

     8.3. OFFERING EXEMPTION. Purchaser understands that the shares of the Series B Preferred Stock being purchased under this Agreement have not been registered under the Act, nor qualified under any state securities laws, and that the shares of Series B Preferred Stock are being offered and sold pursuant to an exemption from such registration pursuant to Section 4(2) and Rule 506 promulgated under the Act and qualification based in part upon the representations of such Purchaser contained herein.

     8.4. KNOWLEDGE AND EXPERIENCE; ABILITY TO BEAR ECONOMIC RISKS. Purchaser has substantial knowledge and experience in financial and business matters, is capable of evaluating the merits and risks of the investment contemplated by this Agreement, and is able to bear the economic risk of its investment in the Company (including a complete loss of its investment). Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Act. Purchaser represents that it received due diligence materials and has had an opportunity to discuss the Company's business management and financial affairs with directors, officers and management of the Company. Purchaser has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment.

     8.5. LIMITATIONS ON DISPOSITION. Purchaser recognizes that no public market exists for the Series B Preferred Stock to be sold hereunder and the Common Stock issuable upon conversion thereof, and no representation has been made to Purchaser that any such public market will exist in the future. Purchaser understands that it must bear the economic risk of this investment indefinitely unless the Series B Preferred Stock (or the Common Stock issuable upon conversion thereof) is registered pursuant to the Act or an exemption from such registration is available, and unless the disposition of the Series B Preferred Stock (or the Common Stock issuable upon conversion thereof) is qualified under applicable state securities laws or an exemption from such qualification is available (and evidence reasonably satisfactory to the Company is provided by such Purchaser of the availability of such exemptions, including the delivery, upon request, to the Company of an opinion of counsel to such Purchaser, which opinion and counsel are reasonably satisfactory to the Company), and that, except as provided herein, the Company has no obligation or present intention of so registering the Series B Preferred Stock (or the Common Stock issuable upon conversion thereof). Purchaser understands that there is no assurance that any exemption from the Act will be available, or, if available, that such exemption will allow it to dispose of or otherwise transfer any or all of the Series B Preferred Stock or the Common Stock issuable on conversion of the Series B Preferred Stock in the amounts or at the times Purchaser might desire. Purchaser understands that at the present time Rule 144 promulgated under the Act by the Securities and Exchange Commission ("RULE 144") is not applicable to sales of the shares of Series B Preferred Stock because such shares are not registered under Section 12 of the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), and there is not publicly available the information concerning the Company specified in Rule 144. Purchaser acknowledges that the Company is not presently under any obligation to register under Section 12 of the Exchange Act or to make publicly available the information specified in Rule 144 and that except as provided herein, is not otherwise required to do so.

     8.6. NO GENERAL SOLICITATION. The Purchaser represents that at no time was the Purchaser presented with or solicited by or through any leaflet, public promotional meeting, advertisement or any other form of general or public advertising or solicitation. In addition, the Purchaser acknowledges that there has never been any representation, guaranty or warranty made by the Company or any agent or representative of the Company as to the amount of or type of consideration or profit, if any, to be realized as a result of any investment by the Purchaser in the Series B Preferred Stock or the Common Stock issuable upon conversion of the Series B Preferred Stock.

     8.7. PURCHASER INFORMATION. The Purchaser has discussed with his/her or its legal, tax and financial advisors the suitability of an investment in the Company for his/her or its particular tax and financial situation. All information which he, she or it has provided to the Company concerning his, her or its financial position is correct and complete as of the date of this Agreement, and if there should be any material change in such information prior to the Closing Date, the Purchaser agrees immediately to provide such information to the Company and the Agent.

     8.8. RESIDENCE. If Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of Purchaser set forth on
SCHEDULE 2.1. If Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of Purchaser in which its investment decision was made is located at the address or addresses of Purchaser set forth on SCHEDULE 2.1. If the Purchaser is not a resident of the United States, he, she or it understands that it is his/her or its responsibility to satisfy himself as to the full observance of the laws of any relevant territory outside the United States relating to his/her or its purchase of the shares of Series B Preferred Stock, including obtaining any required governmental or other consents or observing any other applicable formalities.

SECTION 9. PURCHASERS' CLOSING CONDITIONS.

     The obligation of Purchasers to purchase the Series B Preferred Stock to be sold pursuant to this Agreement on the Closing Date is subject to the following conditions:

     9.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true on and as of the Closing Date in all material respects as though such representations and warranties were made at and as of such date, except as otherwise affected by the transactions contemplated hereby.

     9.2. COMPLIANCE WITH AGREEMENT. The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by the Company prior to or on the Closing Date.

     9.3. CERTIFICATE; STOCKHOLDER ACTION.

     (a) The Certificate shall have been filed with the Secretary of State of the State of Delaware and shall be duly authorized and effective under Delaware law.

     (b) All action required to be taken by the Company's stockholders in connection with the transactions contemplated by this Agreement shall have been duly taken by such holders.

     9.4. OTHER AGREEMENTS. The Company and the Purchasers shall have entered into such other agreements as are necessary to effectuate this Agreement and the transactions contemplated hereby.

     9.5. LEGAL OPINION. Company Counsel shall have delivered an opinion letter to the Purchasers.

     9.6. INJUNCTION. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

     9.7. LEGAL INVESTMENT. On the Closing Date, the sale and issuance of the shares of Series B Preferred Stock and the issuance of the shares of Common Stock upon conversion thereof shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.

SECTION 10. COMPANY'S CLOSING CONDITIONS.

     The obligation of the Company to sell the Series B Preferred Stock to be sold pursuant to this Agreement on the Closing Date is subject to the following conditions:

     10.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchasers contained in this Agreement shall be true on and as of the Closing Date in all material respects as though such representations and warranties were made at and as of such date, except as otherwise affected by the transactions contemplated hereby.

     10.2. COMPLIANCE WITH AGREEMENT. Purchasers shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by Purchasers prior to or on the Closing Date.

     10.3. OTHER AGREEMENTS. The Company and Purchasers shall have entered into such other agreements as are necessary to effectuate this Agreement and the transactions contemplated hereby.

     10.4. INJUNCTION. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

     10.5. LEGAL INVESTMENT. On the Closing Date, the sale and issuance of the shares of Series B Preferred Stock and the issuance of the shares of Common Stock upon conversion thereof shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.

SECTION 11. COVENANTS.

     11.1. FINANCIAL AND BUSINESS INFORMATION. From and after the date hereof and until the Initial Public Offering (as defined in the Certificate), the Company shall deliver to Purchasers so long as Purchasers hold shares of Series B Preferred:

     (a) QUARTERLY STATEMENTS. As soon as reasonably practicable after the close of each of the first three fiscal quarters of each fiscal year of the Company, and in any event within 45 days thereafter, a balance sheet, statement of income and statement of cash flows of the Company as at the close of such quarter and covering operations for such quarter, and the portion of the Company's fiscal year ending on the last day of such month or quarter, all in reasonable detail and prepared in accordance with generally accepted accounting principles, consistently applied, subject to audit and year-end adjustments, setting forth in each case in comparative form the figures for the comparable period of the previous fiscal year and accompanied by a narrative description of the Company's business and results of operations for such quarter.

     (b) ANNUAL STATEMENTS. As soon as practicable after the end of each fiscal year of the Company, and in any event within 120 days thereafter, copies of:

        (1) consolidated balance sheets of the Company and its subsidiaries at the end of such year; and

        (2) consolidated statements of income, stockholders' equity and cash flows of the Company and its subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion of a firm of independent certified public accountants of recognized national standing selected by the Company stating that such financial statements fairly present the financial position of the Company and its subsidiaries on a consolidated basis, as applicable, and have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances.

CONFIDENTIALITY.

     (a) Each Purchaser covenants for itself, and, as applicable, for its directors, officers, affiliates and partners, that it will use due care to prevent its officers, directors, partners, employees, counsel, accountants and other representatives from disclosing any information and other material furnished under or in connection with this Agreement to persons other than their respective authorized employees, counsel, accountants, stockholders, partners, limited partners and other authorized representatives. Notwithstanding the foregoing, if Purchasers are advised by such counsel that such disclosure or delivery is required by law, regulation or judicial or administrative order, then they may disclose or deliver such information after giving written notice to the Company of such requirements. To the extent practicable, Purchasers shall provide notice to the Company prior to disclosure or delivery required by law, regulation or judicial or administrative order.

     For purposes of this SECTION 11.2(a), "DUE CARE" means at least the same level of care that Purchasers would use to protect the confidentiality of its own sensitive or proprietary information, and this obligation shall survive termination of this Agreement.

     (b) From and after the consummation of an initial public offering of securities of the Company, to the extent that any of the information furnished pursuant to Section 9.1 hereof would constitute material, nonpublic information for purposes of the Exchange Act, Purchasers agree not to engage in any purchase or sale of securities while in possession of such information and prior to the time that such information is made generally known to the public and Purchasers agree to use due care to prevent their officers, directors, partners, employees, counsel and other representatives, who have been given access to such material, nonpublic information, from engaging in any such purchase or sale during such period.

     (c) Subject to the following sentence, any public disclosures, including press releases, regarding this transaction or the investment by Bluestone in the capital stock of the Company shall be mutually agreed upon by Bluestone and the Company. Bluestone may, in its reasonable discretion, disclose such information about the transactions contemplated hereby without prior approval of the Company if, in the opinion of Bluestone's counsel, disclosure of such information is required by law or rules of the Nasdaq Stock Market. Bluestone shall use all reasonable efforts to give the Company prior notice of such disclosure. Both parties may make such disclosures as appear reasonably necessary to employees, agents, representatives, and service providers assisting it or otherwise involved in this transaction who are covered by non-disclosure agreements and who are on a "need to know" basis.

     11.3. RESALE OF SECURITIES.

     (a) Each Purchaser covenants that it will not sell or otherwise transfer the Series B Preferred Stock (or any shares of Common Stock acquired upon the conversion of shares of Series B Preferred Stock) except pursuant to an effective registration under the Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Act and the rules and regulations promulgated thereunder and any applicable state securities laws, and such Purchaser will deliver to the Company evidence reasonably satisfactory to the Company of the availability of such exemptions, including the delivery, upon request, to the Company of an opinion of counsel to such Purchaser.

     (b) The certificates evidencing the shares of Series B Preferred Stock and the shares of Common Stock acquired upon conversion thereof shall bear a legend substantially to the following effect:

         THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF THAT CERTAIN STOCK PURCHASE AND INVESTOR RIGHTS AGREEMENT, AS AMENDED FROM TIME TO TIME, BY AND AMONG THE HOLDER (OR THE PREDECESSOR IN INTEREST TO THE SHARES), THE COMPANY AND CERTAIN OTHER SHAREHOLDERS OF THE CORPORATION. THE COMPANY WILL, UPON WRITTEN REQUEST, FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE. THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY

         NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

     (c) The certificates evidencing the shares of Series B Preferred Stock shall also bear a legend substantially to the following effect:

         THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF CERTAIN VOTING AGREEMENTS AMONG THE STOCKHOLDER, THE COMPANY AND CERTAIN OTHER HOLDERS OF STOCK OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

     11.4. REGULATION D FILING. The Company will file on a timely basis a Form D "Notice of Sale of Securities Pursuant to Regulation D" and any amendments thereto required to be filed with the Securities and Exchange Commission pursuant to Regulation D under the Act, and all notices, filings and registrations, and amendments to any thereof as shall be required under any state securities or "Blue Sky" law or any regulation thereunder, and will simultaneously furnish copies of such Form D or amendment thereto and each such notice, filing registration or amendment thereof to the agent and counsel to the Purchasers on behalf of Purchasers.

     11.5. FURTHER ASSURANCES. Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby, including the Rights Amendment. Each such party shall use its reasonably best efforts to fulfill or obtain the fulfillment of the conditions to the Closing as promptly as practicable.

SECTION 12. INTERPRETATION OF THIS AGREEMENT

     12.1. DEFINED TERMS. As used in this Agreement, the following terms have the respective meanings set forth below:

        "ACT" means the Securities Act of 1933, as amended.

        "AFFILIATE" means with respect to any Person, any other Person which directly or indirectly, by itself or through one or more intermediaries, controls, or is controlled by, or is under direct or indirect common control with, such Person. The term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        The term "BUSINESS DAY" means any day which is not a Saturday, Sunday or day on which banks are authorized by law to be closed in the State of Delaware.

        "CODE" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934.

        "PERMITTED TRANSFEREE" means any Person receiving a transfer of shares of Series B Stock in compliance with the provisions of this Agreement.

        "PERSON" means an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

        DIRECTLY OR INDIRECTLY. Where any provision in this Agreement refers to action to be taken by, or prohibited to be taken by, any Person, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

        GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

        SECTION HEADINGS. The headings of the sections and subsections of this Agreement are for convenience only and shall not be deemed to constitute a part of this Agreement.

SECTION 13. MISCELLANEOUS.

     13.1. NOTICES. All notices, instructions or other communications required or permitted to be given hereunder or necessary in connection herewith shall be in writing and shall be deemed to have been duly delivered upon the delivery thereof, if delivered personally, upon the transmission thereof, if sent by facsimile transmission with confirmed receipt, on the second business day after delivery to an air courier company for express delivery, or on the seventh business day after mailing, if mailed, postage prepaid, registered or certified mail, as follows:

           (i) if to Purchasers, at the address shown on SCHEDULE 2.1, marked for attention as there indicated, or at such other address as Purchasers may have furnished to the Company in writing:

           (ii) if to the Company, at the address shown below, or at such other address as the Company may have furnished to Purchasers in writing:

                                S2 Systems, Inc.
                             Two Preston Park South
                     4695 Preston Park Boulevard, 8th Floor
                               Plano, Texas 75093
                              Attn: General Counsel
                           Telecopier: (972) 599-5607

     13.2. EXPENSES. Each party shall be responsible for the fees and disbursements of its legal counsel, incurred in connection with the negotiation, execution and delivery of this Agreement, and the closing of the transactions contemplated thereby.

     13.3. REPRODUCTION OF DOCUMENTS.

     (a) This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by Purchasers pursuant hereto (except for certificates evidencing the Series B Preferred Stock), and (c) financial statements, certificates and other information previously or hereafter furnished to Purchasers, may be reproduced by Purchasers or the Company by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and Purchasers or the Company may destroy any original document so reproduced, provided, however, that a true and complete copy of such reproduction is delivered to the other party to this Agreement. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (except if the original is in existence and whether or not such reproduction was made by Purchasers or the Company in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     (b) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any share certificate representing shares of Series B Preferred Stock and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender of such share certificate (which surrendered share certificate shall be canceled by the Company), the Company will issue a new share certificate of like tenor in lieu of such lost, stolen, destroyed or mutilated share certificate as if the lost, stolen, destroyed or mutilated share certificate were then surrendered for exchange.

     13.4. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. Except to the extent otherwise provided for herein, neither this Agreement nor the rights of the parties hereunder may be assigned without the written consent of the nonassigning party.

     13.5. ENTIRE AGREEMENT; DISCLOSURE SCHEDULES; AMENDMENT AND WAIVER. This Agreement (including the Exhibits and Schedules attached to this Agreement) constitutes the entire understanding of the parties hereto and supersedes all prior term sheets, letters of intent, agreements or understandings among such parties relating to the subject matter hereof. A disclosure on any Schedule to this Agreement will be deemed to be a disclosure for all other Schedules to this Agreement and for all other representations and warranties made in this Agreement.

This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and Purchasers.

     13.6. COUNTERPARTS. This Agreement may be executed by omnibus signature page and/or in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one instrument.

     13.7. SURVIVAL. The representations, warranties, covenants and agreements made in this Agreement or in any certificate or instrument delivered in connection with this Agreement shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated by this Agreement. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement in connection with the transactions contemplated by this Agreement shall be deemed to be representations and warranties by the Company solely as of the date of such certificate or instrument.


                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above first written.

                            S2 Systems, Inc.


                            By: /s/ Stephen Clark
                            ----------------------
                            Stephen Clark
                            President



                            PURCHASERS:
                                                        Bluestone Software, Inc.

                            Dated: August 18, 2000  By: /s/ Paul T. Porrini
                                                        ------------------------
                                                        Paul T. Porrini
                                                        Senior Vice President
                                                        and General Counsel

For the limited purposes set forth in SECTION 5 and SECTION 6 of this
Agreement:

TULA HOLDINGS, LLC

By: BAKER COMMUNICATIONS FUND, L.P.,
a Delaware limited partnership

By: Baker Capital Partners, LLC
    Its General Partner


By: /s/ Lawrence A. Bettino
---------------------------
Lawrence A. Bettino
Manager

By: /s/ Gerald Baron
---------------------------
Gerald Baron


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